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                                  EXHIBIT 4


         SEVENTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER
         AMONG COMPUWARE CORPORATION, CV ACQUISITION, INC. AND
                                VIASOFT, INC.

      THIS SEVENTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2000 ("Seventh Amendment") is by and among Compuware Corporation, a Michigan corporation ("Compuware"), CV Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Compuware ("Merger Sub"), and Viasoft, Inc., a Delaware corporation ("Viasoft").

                                    RECITALS

      A. The parties hereto entered into an Agreement and Plan of Merger, dated as of July 14, 1999, which was amended by a First Amendment of Agreement and Plan of Merger dated as of August 18, 1999, a Second Amendment of Agreement and Plan of Merger dated as of October 29, 1999, a Third Amendment to Agreement and Plan of Merger dated as of November 5, 1999, a Fourth Amendment to Agreement and Plan of Merger dated as of November 29, 1999, a Fifth Amendment to Agreement and Plan of Merger dated as of December 20, 1999 and a Sixth Amendment to Agreement and Plan of Merger dated as of January 10, 2000 (such agreement, as amended, the "Agreement").

      B. The parties desire to amend the Agreement to provide for their mutual written consent to terminate the Agreement in accordance with the terms and conditions set forth herein.

      C. All capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as set forth in the Agreement.

      Therefore, the parties agree as follows:

      1. Notwithstanding any terms in the Agreement to the contrary, the Agreement is hereby terminated pursuant to Section 8.1(a) of the Agreement by mutual written consent of the parties, duly authorized by their respective Boards of Directors, effective upon execution and delivery of this Seventh Amendment by all parties hereto.

      2. Upon the execution and delivery of this Seventh Amendment by the parties hereto, the Agreement shall become void and have no further force or effect, except to the extent expressly set forth in Section 8.2 of the Agreement providing for the continuing obligations of the parties under the Confidentiality Agreement; provided, that any claims of either party for any breach prior to the date of this Seventh Amendment by the other party of such party's representations, warranties, covenants or agreements shall survive the termination of the Agreement.
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      IN WITNESS WHEREOF, Compuware, Merger Sub and Viasoft have caused this
Seventh Amendment to be signed by the respective officers hereunto duly authorized all as of the date first written above.

                                    COMPUWARE CORPORATION


                                    By:      /s/ Thomas Costello, Jr.
                                          ------------------------------------
                                          Name:  Thomas Costello, Jr.
                                          Title: Vice President, Secretary and
                                                  General Counsel


                                    CV ACQUISITION, INC.


                                    By:      /s/ Thomas Costello, Jr.
                                          ------------------------------------
                                          Name:  Thomas Costello, Jr.
                                          Title: Vice President, Secretary and
                                                  Treasurer


                                    VIASOFT, INC.


                                    By:      /s/ Steven D. Whiteman
                                          ------------------------------------
                                          Name:  Steven D. Whiteman
                                          Title: President and Chief
                                                 Executive Officer